                                Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Second Quarter 2023 Results

•Second Quarter Diluted Earnings Per Share were $0.90 in 2023 vs. $0.80 in 2022
•Guidance Range for 2023 Reaffirmed at $4.25 to $4.45 per Diluted Share

ST. LOUIS (August 2, 2023) — Ameren Corporation (NYSE: AEE) today announced second quarter 2023 net income attributable to common shareholders of $237 million, or $0.90 per diluted share, compared to second quarter 2022 net income attributable to common shareholders of $207 million, or $0.80 per diluted share.
Second quarter 2023 results reflected earnings on increased infrastructure investments made across all business segments driven by strong execution of the company's strategy. Earnings were positively impacted by lower Ameren Missouri and Ameren Illinois Natural Gas operations and maintenance expenses. Ameren Illinois Electric Distribution earnings increased as a result of a higher allowed return on equity (ROE) due to a higher projected average annual 30-year U.S. Treasury bond yield in 2023. These factors were partially offset by lower electric retail sales at Ameren Missouri, primarily driven by normal temperatures in the second quarter of 2023 compared to warmer early summer temperatures in the year-ago period.
“Execution on all elements of our strategy, including significant investments in infrastructure in each of our business segments, continues to drive value for our customers," said Martin J. Lyons, Jr., president and chief executive officer of Ameren Corporation. "We remain on track to deliver within our 2023 earnings per share guidance range of $4.25 to $4.45."
"We are focused on our long-term sustainability value proposition for the benefit of all stakeholders. This includes delivering safe, reliable and affordable electric and natural gas services to our customers while executing a growth strategy tied to a responsible clean energy transition," added Lyons. "Our recently announced plans to add 550 megawatts of solar power will benefit the customers and communities we serve."
Ameren recorded net income attributable to common shareholders for the six months ended June 30, 2023, of $501 million, or $1.90 per diluted share, compared to net income attributable to common shareholders for the six months ended June 30, 2022, of $459 million, or $1.77 per diluted share.

The increase in year-over-year six month earnings reflected increased infrastructure investments made across all business segments. Earnings were positively impacted by lower Ameren Missouri and Ameren Illinois Natural Gas operations and maintenance expenses, which included the effect of market returns on COLI investments. Ameren Illinois Electric Distribution earnings increased as a result of a higher allowed ROE due to a higher projected average annual 30-year U.S. Treasury bond yield in 2023. Ameren Parent earnings benefited from lower tax expense due, in part, to COLI. These factors were partially offset by lower Ameren Missouri electric retail sales primarily driven by weather. Finally, earnings reflected increased interest expense at Ameren Missouri and Ameren Parent.
Earnings Guidance
Today, Ameren reaffirmed its 2023 earnings guidance range of $4.25 to $4.45 per diluted share. Earnings guidance for 2023 assumes normal temperatures for the last six months of the year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri second quarter 2023 earnings were $102 million, compared to second quarter 2022 earnings of $100 million. The year-over-year improvement reflected earnings on increased infrastructure investments and lower operations and maintenance expenses, which included the effect of market returns on COLI investments and the recovery of previously expensed items approved as part of the June 2023 electric rate order. These factors were mostly offset by lower electric retail sales, primarily driven by normal temperatures in the second quarter of 2023 compared to warmer early summer temperatures in the year-ago period.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution second quarter 2023 earnings were $66 million, compared to second quarter 2022 earnings of $51 million. The year-over-year improvement reflected earnings on increased infrastructure investments and a higher allowed ROE based on a higher projected average annual 30-year U.S. Treasury bond yield in 2023.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas second quarter 2023 earnings were $11 million, compared to second quarter 2022 earnings of $6 million. The year-over-year improvement reflected earnings on increased infrastructure investments and lower operations and maintenance expenses, which included the effect of market returns on COLI investments.
Ameren Transmission Segment Results
Ameren Transmission second quarter 2023 earnings were $72 million, compared to second quarter 2022 earnings of $63 million. The year-over-year improvement reflected earnings on increased infrastructure investments.

Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the second quarter of 2023 reflected a loss of $14 million, compared to a second quarter 2022 loss of $13 million. The year-over-year comparison reflected increased interest expense, primarily due to higher short-term debt rates, mostly offset by lower tax expense due, in part, to COLI.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, Aug. 3, to discuss 2023 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Ameren Corporation Q2 2023 Earnings," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2022, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from the impact of a final ruling to be issued by the United States District Court for the Eastern District of Missouri regarding its September 2019 remedy order for the Rush Island Energy Center, the Missouri Public Service Commission (MoPSC) staff review of the planned Rush Island Energy Center retirement, Ameren Missouri's proposed customer energy-efficiency plan under the Missouri Energy Efficiency Investment Act (MEEIA) filed with the MoPSC in March 2023, Ameren Illinois' Multi-Year Rate Plan (MYRP) electric distribution service regulatory rate review filed in January 2023 with the Illinois Commerce Commission (ICC), Ameren Illinois' natural gas regulatory rate review filed in January 2023 with the ICC, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2023, and the August 2022 United States Court of Appeals for the District of Columbia Circuit ruling that vacated the Federal Energy Regulatory Commission's (FERC) Midcontinent Independent System Operator, Inc. (MISO), ROE-determining orders and remanded the proceedings to the FERC;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of our services for our customers;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its electric distribution service under the Illinois Energy Infrastructure Modernization Act (IEIMA), which established and allows for a reconciliation of electric distribution service rates through 2023, its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting (PISA);
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired combined cycle energy centers, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost margins in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals for the addition of renewable resources;
•Ameren Missouri’s ability to use or transfer federal production and investment tax credits related to renewable energy projects; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations (RTO) at an acceptable cost for each facility;
•the success of competitive bids related to requests for proposals associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws or rates, including the effects of the Inflation Reduction Act (IRA) and the 15% minimum tax on adjusted financial statement income, as well as additional regulations, interpretations, amendments, or technical corrections to or in connection with the IRA, and challenges, if any, to the tax positions we have taken as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center assemblies;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, and capital market conditions, including the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during the transition to clean energy generation by Ameren Missouri and the electric utility industry, including within the MISO, as well as our ability to meet generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review, carbon dioxide, nitrogen oxide and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its MEEIA programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine, related sanctions imposed by the U.S. and other governments, and any broadening of the conflict, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, and other impacts on business, economic, and geopolitical conditions, including inflation.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Revenues:
Electric	$1,585	$1,513	$3,175	$2,831
Natural gas	175	213	647	774
Total operating revenues	1,760	1,726	3,822	3,605
Operating Expenses:
Fuel	152	83	265	259
Purchased power	328	318	823	495
Natural gas purchased for resale	42	80	250	373
Other operations and maintenance	450	491	898	952
Depreciation and amortization	335	316	655	615
Taxes other than income taxes	124	129	251	271
Total operating expenses	1,431	1,417	3,142	2,965
Operating Income	329	309	680	640
Other Income, Net	82	62	160	122
Interest Charges	134	126	261	230
Income Before Income Taxes	277	245	579	532
Income Taxes	38	36	75	70
Net Income	239	209	504	462
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	3
Net Income Attributable to Ameren Common Shareholders	$237	$207	$501	$459

Earnings per Common Share – Basic	$0.90	$0.80	$1.91	$1.78

Earnings per Common Share – Diluted	$0.90	$0.80	$1.90	$1.77

Weighted-average Common Shares Outstanding – Basic	262.6	258.2	262.4	258.0
Weighted-average Common Shares Outstanding – Diluted	263.2	259.4	263.2	259.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$7	$10
Accounts receivable - trade (less allowance for doubtful accounts)	482	600
Unbilled revenue	378	446
Miscellaneous accounts receivable	63	54
Inventories	711	667
Current regulatory assets	239	354
Investment in industrial development revenue bonds	—	240
Current collateral assets	20	142
Other current assets	119	155
Total current assets	2,019	2,668
Property, Plant, and Equipment, Net	32,351	31,262
Investments and Other Assets:
Nuclear decommissioning trust fund	1,075	958
Goodwill	411	411
Regulatory assets	1,790	1,426
Pension and other postretirement benefits	442	411
Other assets	859	768
Total investments and other assets	4,577	3,974
TOTAL ASSETS	$38,947	$37,904
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$350	$340
Short-term debt	1,329	1,070
Accounts and wages payable	719	1,159
Other current liabilities	845	797
Total current liabilities	3,243	3,366
Long-term Debt, Net	14,328	13,685
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,913	3,804
Regulatory liabilities	5,445	5,309
Asset retirement obligations	775	763
Other deferred credits and liabilities	417	340
Total deferred credits and other liabilities	10,550	10,216
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,880	6,860
Retained earnings	3,817	3,646
Accumulated other comprehensive loss	(3)	(1)
Total shareholders’ equity	10,697	10,508
Noncontrolling Interests	129	129
Total equity	10,826	10,637
TOTAL LIABILITIES AND EQUITY	$38,947	$37,904

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2023	2022
Cash Flows From Operating Activities:
Net income	$504	$462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	703	665
Amortization of nuclear fuel	36	28
Amortization of debt issuance costs and premium/discounts	8	12
Deferred income taxes and investment tax credits, net	66	66
Allowance for equity funds used during construction	(23)	(19)
Stock-based compensation costs	14	12
Other	(19)	33
Changes in assets and liabilities	(178)	(387)
Net cash provided by operating activities	1,111	872
Cash Flows From Investing Activities:
Capital expenditures	(1,822)	(1,538)
Nuclear fuel expenditures	(50)	(22)
Purchases of securities – nuclear decommissioning trust fund	(81)	(122)
Sales and maturities of securities – nuclear decommissioning trust fund	65	114
Other	(1)	16
Net cash used in investing activities	(1,889)	(1,552)
Cash Flows From Financing Activities:
Dividends on common stock	(330)	(305)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	260	475
Maturities of long-term debt	(100)	—
Issuances of long-term debt	997	524
Issuances of common stock	16	17
Employee payroll taxes related to stock-based compensation	(20)	(16)
Debt issuance costs	(9)	(6)
Other	(3)	—
Net cash provided by financing activities	808	686
Net change in cash, cash equivalents, and restricted cash	30	6
Cash, cash equivalents, and restricted cash at beginning of year	216	155
Cash, cash equivalents, and restricted cash at end of period	$246	$161

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,838	3,055	6,251	6,908
Commercial	3,302	3,381	6,504	6,748
Industrial	1,003	1,037	1,939	2,011
Street lighting and public authority	15	16	35	37
Ameren Missouri retail load subtotal	7,158	7,489	14,729	15,704
Off-system	1,217	1,660	2,271	4,569
Ameren Missouri total	8,375	9,149	17,000	20,273
Ameren Illinois Electric Distribution
Residential	2,367	2,713	5,063	5,828
Commercial	2,744	2,844	5,570	5,706
Industrial	2,668	2,756	5,279	5,423
Street lighting and public authority	92	99	199	213
Ameren Illinois Electric Distribution total	7,871	8,412	16,111	17,170
Eliminate affiliate sales	—	(18)	—	(94)
Ameren Total	16,246	17,543	33,111	37,349
Electric Revenues (in millions):
Ameren Missouri
Residential	$360	$371	$684	$703
Commercial	311	298	558	538
Industrial	75	73	136	130
Other, including street lighting and public authority	27	46	57	79
Ameren Missouri retail load subtotal	$773	$788	$1,435	$1,450
Off-system sales and capacity	145	102	324	178
Ameren Missouri total	$918	$890	$1,759	$1,628
Ameren Illinois Electric Distribution
Residential	$337	$284	$719	$547
Commercial	193	180	393	338
Industrial	48	53	96	98
Other, including street lighting and public authority	(38)	(13)	(44)	(14)
Ameren Illinois Electric Distribution total	$540	$504	$1,164	$969
Ameren Transmission
Ameren Illinois Transmission(a)	$113	$105	$227	$203
ATXI	48	45	97	93
Ameren Transmission total	$161	$150	$324	$296
Other and intersegment eliminations(a)	(34)	(31)	(72)	(62)
Ameren Total	$1,585	$1,513	$3,175	$2,831
(a)Includes $26 million, $24 million, $54 million, and $44 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	4	11	13
Ameren Illinois Natural Gas	30	31	90	102
Ameren Total	33	35	101	115
Gas Revenues (in millions):
Ameren Missouri	$23	$29	$105	$109
Ameren Illinois Natural Gas	152	184	543	665
Eliminate affiliate revenues	—	—	(1)	—
Ameren Total	$175	$213	$647	$774
		June 30,		December 31,
		2023		2022
Common Stock:
Shares outstanding (in millions)		262.7		262.0
Book value per share		$40.72		$40.11